SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

Axial Vector Engine Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49698	20-3362479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S W Salmon Street Suite 1100, Portland, OR	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-595-5088

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 19, 2006, the Company’s Board of Directors, after discussion with the Company’s independent auditors, authorized the restatement of our previously issued (audited) consolidated financial statements for the year ending June 30, 2005, in our annual report on Form 10-KSB as filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2005. The Board also authorized restatement of our previously issued (unaudited) consolidated financial statements for the periods ended September 30, 2005 and December 31, 2006 in our quarterly reports on Form 10-QSB as filed with the Commission on November 17, 2005 and February 21, 2006, respectively.

In connection with the evaluation of the restatement described above, management has concluded that the restatement was the result of material weaknesses in the Company’s internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. The Company previously disclosed that a material weakness existed over the accuracy and valuation of its financial statements for the period ended March 31, 2006, in its quarterly report on Form 10-QSB filed with the Commission on May 23, 2005. There can be no assurance that such control deficiencies would not, individually or in the aggregate, constitute additional material weaknesses.

FOR THE EFFECT OF THE RESTATEMENT OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 2005, AND PERIODS ENDED SEPTEMBER 30, 2005 AND DECEMBER 31, 2005, PLEASE REFER TO THE AMENDMENTS TO OUR FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2005 AND FORMS 10-QSB FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND DECEMBER 31, 2005, EXPECTED TO BE FILED BY JULY 31, 2006 OR DATE SOON THEREAFTER.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axial Vector Engine Corporation.

/s/ Raymond Brouzes
Raymond Brouzes
Chief Executive Officer, Chief Financial Officer, and Director
Date: June 19, 2006